                                                                    EXHIBIT 99.3

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                         COMBINED STATEMENTS OF EQUITY

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
Thomas' investment:
  Beginning of year................................. $ 94,778  $83,693  $89,669
  Net income (loss).................................    6,342    2,491   (2,442)
  Net change in Thomas advances.....................    8,391    8,594   (2,428)
  Dividend paid to Thomas...........................      --       --    (1,106)
                                                     --------  -------  -------
    End of year.....................................  109,511   94,778   83,693
Foreign currency translation:
  Beginning of year.................................   (2,656)  (2,423)  (3,558)
  Adjustment........................................     (918)    (233)   1,135
                                                     --------  -------  -------
    End of year.....................................   (3,574)  (2,656)  (2,423)
Minimum pension liability:
  Beginning of year.................................     (780)  (1,654)    (991)
  Adjustment........................................      412      874     (663)
                                                     --------  -------  -------
    End of year.....................................     (368)    (780)  (1,654)
                                                     --------  -------  -------
    Total equity.................................... $105,569  $91,342  $79,616
                                                     ========  =======  =======



                            See accompanying notes.